Exhibit 10.1
FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”) is made and entered into as of June 4, 2010, by and among COLTEC INDUSTRIES INC, a Pennsylvania corporation (“Coltec”), COLTEC INDUSTRIAL PRODUCTS LLC, a Delaware limited liability company (“CIP”), GARLOCK SEALING TECHNOLOGIES LLC, a North Carolina limited liability company (and the legal entity resulting from the conversion of Garlock Sealing Technologies LLC from a Delaware limited liability company to a North Carolina limited liability company) (“Garlock Sealing”), GGB LLC, a Delaware limited liability company (“Garlock Bearing”), CORROSION CONTROL CORPORATION, a Colorado corporation (“CCC”), STEMCO LP, a Texas limited partnership (“Stemco LP (TX)”) and V. W. KAISER ENGINEERING, INCORPORATED, a Michigan corporation (“Kaiser”; Coltec, CIP, Garlock Sealing, Garlock Bearing, CCC, Stemco LP (TX), and Kaiser each being individually referred to herein as a “Borrower” and collectively as “Borrowers”); ENPRO INDUSTRIES, INC., a North Carolina corporation (“Parent”); QFM SALES AND SERVICES, INC., a Delaware corporation (“QFM”), COLTEC INTERNATIONAL SERVICES CO., a Delaware corporation (“Coltec International”), GARRISON LITIGATION MANAGEMENT GROUP, LTD., a North Carolina corporation (and the legal entity resulting from the conversion of Garrison Litigation Management Group, Ltd. from a Delaware corporation to a North Carolina corporation) (“Garrison”), GGB, INC., a Delaware corporation (“GGB”), GARLOCK INTERNATIONAL INC., a Delaware corporation (“Garlock International”), GARLOCK OVERSEAS CORPORATION, a Delaware corporation (“Garlock Overseas”), STEMCO HOLDINGS, INC., a Delaware corporation (“Stemco Holdings”), COMPRESSOR PRODUCTS HOLDINGS, INC., a Delaware corporation (“CPH”), and COMPRESSOR SERVICES HOLDINGS, INC., a Delaware corporation (“CSH”; QFM, Coltec International, Garrison, GGB, Garlock International, Stemco Holdings, CPH, Garlock Overseas and CSH each being individually referred to herein as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors,” and together with Parent, “Guarantors”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral and administrative agent (together with its successors in such capacity, the “Agent”) for the Lenders (as such term is defined below) and the Required Lenders (as defined in the Loan Agreement (as such term is defined below)) signatory hereto.
Recitals:
     Parent, Borrowers, Subsidiary Guarantors, Agent and the various financial institutions party thereto from time to time (the “Lenders”) are parties to that certain Amended and Restated Loan and Security Agreement dated April 26, 2006, as amended by a letter amendment dated August 21, 2007, a letter consent and amendment dated December 16, 2008, a letter amendment dated April 30, 2009, and a Fourth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents dated February 26, 2010 (as so amended and as at any other time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and the Lenders have extended certain loans and other financial accommodations to Borrowers.
     Borrowers have informed Agent and Lenders that on or before the Effective Date (as defined in Section 14 below), Garlock Sealing, Garrison and The Anchor Packing Company, a North Carolina corporation (“Anchor”) intend to file voluntary petitions for relief under chapter 11 of the Bankruptcy Code in jointly administered cases in the United States Bankruptcy Court for the Western District of North Carolina (the “Bankruptcy Court”) with the intention of creating a trust pursuant to Section 524(g) of the Bankruptcy Code to address and resolve all current and future asbestos claims (such chapter 11 cases are collectively referred to herein as the “524(g) Proceeding”), and in connection with the filing of the 524(g) Proceeding, Bank of America, N.A. (the “DIP Lender”) intends to establish the DIP Credit Facility (as defined in Section 1 below). Pursuant to the credit facility established under the Loan Agreement, the Garlock Sealing Letter of Credit (as defined in Section 1 below) is currently outstanding. Borrowers have requested that Agent and each Lender consent to the rollover of the Garlock Sealing Letter of Credit from the credit facility established under the Loan Agreement to the DIP Credit Facility (the “Letter of Credit Rollover”), such that the Garlock Sealing Letter of Credit shall be deemed issued and an obligation under, and be secured by the Liens granted in connection with, the DIP Credit Facility (the “Letter of Credit Rollover Request”).
     In connection with and in anticipation of the 524(g) Proceeding, Borrowers have requested that Agent and each Lender agree to amend the Loan Agreement and the other Loan Documents to provide that, effective on the Effective Date, (a) Garlock Sealing will no longer be deemed a “Borrower,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents and will not be obligated or liable as a “Borrower,” an “Obligor” a “Pledgor” or a “Subsidiary” thereunder for or with respect to any Obligations arising or existing under the Loan Documents on or after the Effective Date except for the Excluded Obligations (as defined in Section 1 below and subject to Section 2(b) below), (b) Agent releases its Liens upon the assets of Garlock Sealing (collectively, the requested amendment and release in the foregoing clauses (a) and (b) are hereinafter referred to as the “Garlock Sealing Request”), (c) Garrison will no longer be deemed a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents and will not be obligated or liable as a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” thereunder for or with respect to any Obligations arising or existing under the Loan Documents on or after the Effective Date except for the Excluded Obligations (subject to Section 2(b) below), (d) Agent releases its Liens upon the assets of Garrison (collectively, the requested amendment and release in the foregoing clauses (c) and (d) are hereinafter referred to as the “Garrison Request”), (e) Garlock International will no longer be deemed a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents and will not be obligated or liable as a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” thereunder for or with respect to any Obligations arising or existing under the Loan Documents on or after the Effective Date except for the Excluded Obligations (subject to Section 2(b) below), (f) Agent releases its Liens upon the assets of Garlock International (collectively, the requested amendment and release in the foregoing clauses (e) and (f) are hereinafter referred to as the “Garlock International Request”), (g) Garlock Overseas will no longer be deemed a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents and will not be obligated or liable as a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” thereunder for or with respect to any Obligations arising or existing under the Loan Documents on or after the Effective Date except for the Excluded Obligations (subject to Section 2(b) below), (h) Agent releases its Liens upon the assets of Garlock Overseas (collectively, the requested amendment and release in the foregoing clauses (g) and (h) are hereinafter referred to as the “Garlock Overseas Request”), and (i) each direct or indirect Foreign Subsidiary of Garlock Sealing will no longer be deemed a “Subsidiary” under the Loan Agreement or the other Loan Documents (the “Foreign Subsidiary Request”; the Garlock Sealing Request, the Garrison Request, the Garlock International Request, the Garlock Overseas Request and the Foreign Subsidiary Request are collectively referred to herein as the “Requests” and individually as a “Request”).
     Borrowers have also requested that, during the Interim Cash Collateral Period (as defined in Section 1 below), Agent and each Lender consent to the use by Garlock Sealing and Garrison of certain amounts of cash constituting the proceeds of Collateral as hereinafter set forth (the “Cash Collateral Request”).

     Borrowers have also informed Agent and the Lenders that Kaiser proposes to change its name from “V. W. Kaiser Engineering, Incorporated, a Michigan corporation” to “STEMCO Kaiser Incorporated, a Michigan corporation” (“Stemco Kaiser”) pursuant to documentation satisfactory to Agent (collectively, the “Kaiser Name Change Documents”), and that, after giving effect to such name change, Kaiser will remain in existence as a Michigan corporation and will remain a Borrower under the Loan Agreement and the other Loan Documents (the name change being referred to herein as the “Kaiser Name Change”). Because Section 10.2.1 of the Loan Agreement prohibits any Obligor from changing its name except in connection with a Permitted Merger/Liquidation, Borrowers have requested that Agent and the Lenders consent to the Kaiser Name Change.
     Subject to the terms and conditions contained herein, Agent and each Lender is willing to amend the Loan Agreement and the other Loan Documents and consent to the Requests, the Cash Collateral Request, the Letter of Credit Rollover Request, and the Kaiser Name Change.
     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement. As used in this Amendment, the following terms shall have the following meanings:
     “Chapter 11 Borrowers” shall mean Garlock Sealing and Garrison.
     “DIP Credit Facility” shall mean the senior secured debtor-in-possession credit facility established by the DIP Lender in favor of the Chapter 11 Borrowers in an amount up to $10,000,000.
     “DIP Loan Agreement” shall mean a Post-Petition Loan and Security Agreement by and among the Chapter 11 Borrowers and the DIP Lender.
     “Excluded Obligations” shall mean the following Obligations of Garlock Sealing, Garrison, Garlock International and Garlock Overseas: (a) all Obligations of Garlock Sealing, Garrison, Garlock International and Garlock Overseas with respect to Banking Relationship Debt of Garlock Sealing, Garrison, Garlock International and Garlock Overseas to Bank of America, N.A. or any of its Affiliates on the Effective Date, and (b) all Obligations of Garlock Sealing under or with respect to the Garlock Sealing Letter of Credit.
     “Garlock Sealing Letter of Credit” shall mean Letter of Credit Number 68031426, in the face amount of $4,721,323.44, currently outstanding for the account of Garlock Sealing.
     “Interim Cash Collateral Period” shall mean the period commencing on the date the 524(g) Proceeding is filed and ending on the sooner to occur of (a) June 20, 2010 and (b) the date the Interim DIP Financing Order (as defined in Section 14 below) is entered.
     2. Release of Garlock Sealing, Garrison, Garlock International and Garlock Overseas as Obligors; Release of Agent’s Liens.

     (a) Subject to the satisfaction of the conditions precedent set forth in Section 14 of this Amendment and effective upon the Effective Date, Agent and Lenders hereby:
     (i) Release and discharge Garlock Sealing from all liability with respect to the Obligations (other than the Excluded Obligations, subject to Section 2(b)) and from any and all other obligations, covenants and liabilities under the Loan Agreement and the other Loan Documents, in each case to the extent that they arise or exist upon or after the Effective Date;
     (ii) Release and discharge Garrison from all liability with respect to the Obligations (other than the Excluded Obligations, subject to Section 2(b)) and from any and all other obligations, covenants and liabilities under the Loan Agreement and the other Loan Documents, in each case to the extent that they arise or exist upon or after the Effective Date;
     (iii) Release and discharge Garlock International from all liability with respect to the Obligations (other than the Excluded Obligations, subject to Section 2(b)) and from any and all other obligations, covenants and liabilities under the Loan Agreement and the other Loan Documents, in each case to the extent that they arise or exist upon or after the Effective Date;
     (iv) Release and discharge Garlock Overseas from all liability with respect to the Obligations (other than the Excluded Obligations, subject to Section 2(b)) and from any and all other obligations, covenants and liabilities under the Loan Agreement and the other Loan Documents, in each case to the extent that they arise or exist upon or after the Effective Date;
     (v) Acknowledge and agree that Garlock Sealing shall no longer be deemed a “Borrower,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents to which Garlock Sealing is a party;
     (vi) Acknowledge and agree that Garrison shall no longer be deemed a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents to which Garrison is a party;
     (vii) Acknowledge and agree that Garlock International shall no longer be deemed a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents to which Garlock International is a party;
     (viii) Acknowledge and agree that Garlock Overseas shall no longer be deemed a “Subsidiary Guarantor,” a “Guarantor,” an “Obligor,” a “Pledgor” or a “Subsidiary” under the Loan Agreement or the other Loan Documents to which Garlock Overseas is a party;
     (ix) Acknowledge and agree that each direct or indirect Foreign Subsidiary of Garlock Sealing shall no longer be deemed a “Subsidiary” under the Loan Agreement; and

     (x) Release all Liens granted by Garlock Sealing, Garrison, Garlock International and Garlock Overseas in any of the Collateral pursuant to the Loan Documents, provided that nothing contained in this Amendment shall constitute a release or waiver of any Liens granted in connection with the DIP Credit Facility or any offset rights in favor of Agent or such Lender with respect to Banking Relationship Debt.
In furtherance of the foregoing, promptly after the Effective Date, Agent agrees to file, at Borrowers’ expense, UCC termination statements with respect to Agent’s UCC financing statements filed against each of Garlock Sealing, Garrison, Garlock International and Garlock Overseas with the North Carolina Secretary of State and the Delaware Secretary of State and releases with respect to the Intellectual Property of Garlock Sealing, Garrison, Garlock International and Garlock Overseas, and Agent agrees to provide such additional release documentation, further assurances and other cooperation reasonably requested by Borrowers to properly evidence and give effect to the release of the Liens described above. Except for Agent’s release of its Lien upon the Property of Garlock Sealing, Garrison, Garlock International and Garlock Overseas described in this Section, Agent shall retain all of its Liens upon all other Collateral. Nothing contained herein shall be deemed or construed to create a novation or accord and satisfaction, and the Loan Agreement and the other Loan Documents shall remain in full force and effect with respect to all Obligors other than Garlock Sealing, Garrison, Garlock International and Garlock Overseas (each such Obligor being hereinafter referred to individually as a “Continuing Obligor” and collectively as “Continuing Obligors”).
     (b) Agent, each Lender and each Borrower acknowledges and agrees that, on and after the Effective Date:
     (i) The Excluded Obligations of Garlock Sealing and Garrison shall be deemed to constitute obligations, liabilities and indebtedness under, and be governed by and secured under, the DIP Loan Agreement, and Garlock Sealing and Garrison shall be jointly and severally liable for such Excluded Obligations under the DIP Loan Agreement;
     (ii) The Excluded Obligations of Garlock International shall be deemed to constitute obligations, liabilities and indebtedness of Garlock International under, and shall be governed by and secured under the guaranty and security agreements executed and delivered by Garlock International in connection with the DIP Loan Agreement;
     (iii) The Excluded Obligations of Garlock Overseas shall be deemed to constitute obligations, liabilities and indebtedness of Garlock Overseas under, and shall be governed by and secured under the guaranty and security agreements executed and delivered by Garlock Overseas in connection with the DIP Loan Agreement;
     (iv) The Excluded Obligations shall no longer constitute Obligations under the Loan Agreement or be the obligations or liabilities of the Continuing Obligors;
     (v) Indemnification Obligations of Garlock Sealing, Garrison, Garlock International and Garlock Overseas under the Loan Agreement with respect to transactions, events or occurrences on or before the Effective Date, all of which shall survive the termination of any or all of the Loan Documents, shall no longer be the obligations or liability of Garlock Sealing, Garrison, Garlock International and Garlock Overseas under either the Loan Agreement or the DIP Loan Agreement, as applicable;

     (vi) Continuing Obligors shall be jointly and severally liable under the Loan Agreement for the indemnification Obligations of Garlock Sealing, Garrison, Garlock International and Garlock Overseas under the Loan Agreement with respect to transactions, events or occurrences on or before the Effective Date, all of which shall survive the termination of any or all of the Loan Documents; and
     (vii) Except as set forth hereinabove, each Continuing Obligor shall remain jointly and severally liable for all Obligations under the Loan Agreement, including, without limitation, all Obligations arising after the Effective Date.
     3. Acknowledgment and Consent of Continuing Obligors. For the avoidance of doubt, each Continuing Obligor hereby consents to each of the Requests and acknowledges and agrees that, upon the Effective Date, (a) neither the Garlock Sealing Request, the Garrison Request, the Garlock International Request, the Garlock Overseas Request, nor anything contained in this Amendment (other than Section 2(b)(ii) with respect to the Excluded Obligations) shall modify in any respect whatsoever any Continuing Obligor’s Obligations, covenants, duties, indebtedness and liabilities as a Borrower or Guarantor, as applicable, under the Loan Agreement and the other Loan Documents, all of which are hereby ratified, reaffirmed and shall remain in full force and effect, (b) the Loan Agreement and the other Loan Documents to which each Continuing Obligor is a party are the legal, valid and binding obligations of such Continuing Obligor that are enforceable against such Continuing Obligor in accordance with the terms thereof, and (c) except as set forth in Section 2(b)(ii) with respect to the Excluded Obligations, each Continuing Obligor shall remain jointly and severally liable for all Obligations, including, without limitation, any and all Claims that may be asserted by any Indemnitee against Garlock Sealing or Garrison, or both of them, which Obligations shall remain fully secured by Agent’s Liens upon the Collateral.
     4. Cash Collateral Request. Subject to the terms and conditions set forth in this Section 4, from and after the date of this Amendment, Agent and each Lender hereby consent to the Cash Collateral Request, provided that, such consent shall extend only to the use by Garlock Sealing and Garrison of cash constituting the proceeds of Collateral in an aggregate amount not greater than $4,000,000, during the Interim Cash Collateral Period. Thereafter, Agent’s and each Lender’s consent to the Cash Collateral Request set forth in this Section 4 shall no longer be effective. For the avoidance of doubt, Agent’s and each Lender’s consent to the Cash Collateral Request set forth in this Section 4 is not conditioned upon the satisfaction of the conditions precedent set forth in Section 14 of this Amendment.
     5. Letter of Credit Rollover Request. Subject to the satisfaction of each of the conditions set forth in this Amendment, Agent and each Lender hereby consent to the Letter of Credit Rollover Request.
     6. Kaiser Name Change.
     (a) Subject to the satisfaction of each of the conditions set forth in Section 15 of this Amendment, Agent and each Lender hereby consent to the Kaiser Name Change. Notwithstanding the foregoing, Kaiser hereby acknowledges and agrees that, after giving effect to the Kaiser Name Change, it shall remain a “Borrower” under the Loan Agreement and the other Loan Documents, and affirms that nothing contained herein shall modify in any respect whatsoever its Obligations as a Borrower under the Loan Agreement and the other Loan Documents, which Obligations are and shall remain in full force and effect, both before and after giving effect to the Kaiser Name Change.

     (b) Kaiser hereby acknowledges and agrees that, prior to giving effect to the Kaiser Name Change, Kaiser granted to Agent, for the benefit of the Secured Parties, a security interest in and Lien upon all Collateral of Kaiser to secure the prompt payment and performance of all of the Obligations, and such security interest in and Lien upon all Collateral of Kaiser will continue in the Collateral of Stemco Kaiser after giving effect to the Kaiser Name Change with full force and effect and without interruption or release of any kind. Kaiser hereby grants and re-grants to Agent, for the benefit of the Secured Parties, to secure the prompt payment and performance of all of the Obligations, a continuing security interest in and Lien upon all Collateral of Kaiser after giving effect to the Kaiser Name Change.
     (c) Kaiser authorizes Agent to take all actions deemed necessary or advisable by Agent at the time of or after giving effect to the Kaiser Name Change to perfect, or maintain and continue the perfection of, the Liens granted under the Loan Agreement and the other Loan Documents without interruption or release of any kind, including, without limitation, the filing of financing statements and amendments thereto against Stemco Kaiser in such jurisdictions as Agent may require describing the Collateral covered thereby as “debtor’s inventory, accounts, general intangibles, documents, instruments, chattel paper, investment property, deposit accounts, letter-of-credit rights, all products and proceeds of the foregoing, and other property, and in each case whether now owned or existing or hereafter created, acquired or arising and wherever located” or words of similar import.
     (d) For avoidance of doubt, each Obligor other than Kaiser hereby consents to the Kaiser Name Change and acknowledges that, upon the consummation of the Kaiser Name Change, Kaiser shall remain and Stemco Kaiser shall be a Borrower under the Loan Agreement and each of the other Loan Documents notwithstanding the Kaiser Name Change and without further action by any Person.
     7. Amendments to Loan Agreement and Other Loan Documents. The Loan Agreement is hereby amended as follows:
     (a) By deleting the definitions of “Aggregate Revolver Outstandings,” “Applicable Margin,” “Availability,” “Borrowing Base,” “Borrowing Base Certificate,” “CIP/GGB Pledge Agreement,” “Coltec/Stemco Subordinated Guaranty,” “Coltec Subordinated Note,” “LC Conditions,” “Net Amount,” “Payment Account,” “Permitted Mergers/Liquidations,” “Revolver Commitment,” “Stemco Pledge Agreement,” “Stemco Subordinated Note,” and “Stemco Subordination Agreement” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new definitions, respectively, in proper alphabetical sequence:
     Aggregate Revolver Outstandings — at any date of determination, without duplication, the sum of (a) the unpaid balance of Revolver Loans, (b) the aggregate amount of Pending Revolver Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.
     Applicable Margin — a percentage on a per annum basis equal to 1.00% with respect to Revolver Loans that are Base Rate Loans and 2.00% with respect to Revolver Loans that are LIBOR Loans, provided, that, following Agent’s receipt of the financial statements and Compliance Certificate required pursuant to Section 10.1.3 for each Fiscal Quarter ending on or after June 30, 2010, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased (provided, that upon any waiver or cure of an applicable Event of Default, the decrease to the Applicable Margin shall be implemented on the Business Day next succeeding the date of such waiver or cure), based upon Average Availability, as follows:

Level	Average Availability	LIBOR Loans	Base Rate Loans
I	<$20,000,000	2.50%	1.50%
II	>$20,000,000 - <$40,000,000	2.25%	1.25%
III	>$40,000,000 - <$60,000,000	2.00%	1.00%
     The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to Average Availability for the Fiscal Quarter period ending on the last day of each Fiscal Quarter. Except as set forth in the last sentence hereof (or in the parenthetical set forth above), any such increase or reduction in the Applicable Margin provided for herein shall be effective three (3) Business Days after receipt by Agent of the financial statements and corresponding Compliance Certificate for each Fiscal Quarter. If the financial statements and the Compliance Certificate are not received by Agent by the date required pursuant to Section 10.1.3 (after giving effect to the applicable cure period set forth in Section 12.1.3), at the election of the Required Lenders the Applicable Margin shall be determined based on Level I in the above table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that Agent and Lenders shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by Section 3.1.5; provided, further, that no change shall be made in the levels set forth above solely due to any termination of the Commitments and, in such event, the levels shall be determined as of the date of such termination and shall no longer be subject to reduction or increase.
     Availability — on any date with respect to Borrowers, an amount equal to on such date (i) the lesser of (a) the Revolver Commitments and (b) the Borrowing Base, minus (ii) the Aggregate Revolver Outstandings with respect to all Borrowers, minus (iii) without duplication, Availability Reserves allocated by Agent to any Borrower.
     Borrowing Base — on any date of determination thereof, an amount equal to (i) the sum of (a) 85% of the Net Amount of Eligible Accounts of Borrowers on such date plus (b) the Inventory Formula Amount minus (ii) the Availability Reserve.
     Borrowing Base Certificate — a certificate, in the form reasonably requested by Agent, by which Borrowers shall certify to Agent and Lenders, with such frequency as required herein, the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to Agent.

     CIP/GGB Pledge Agreement — the Amended and Restated Pledge Agreement dated as of January 1, 2010, executed by Coltec in favor of Garlock Sealing, pursuant to which Coltec grants Garlock Sealing a Lien in the Membership Interests.
     Coltec/Stemco Subordinated Guaranty – the Amended and Restated Guaranty Agreement dated as of January 1, 2010, pursuant to which Coltec guaranties the obligations under the Stemco Subordinated Note.
     Coltec Subordinated Note – the amended and restated subordinated promissory note dated as of January 1, 2010, made by Coltec and payable to the order of Garlock Sealing in the original principal amount of $73,381,000.
     LC Conditions — the following conditions, the satisfaction of each of which is required before Issuing Bank shall be obligated to issue a Letter of Credit: (i) each of the conditions set forth in Section 11 has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by a Borrower and approved by Agent and Issuing Bank, the LC Obligations would not exceed $30,000,000 and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Obligations do not, and would not upon the issuance of the requested Letter of Credit, exceed Availability; (iii) such Letter of Credit (A) satisfies each of the LC Expiry Date Conditions or (B) otherwise constitutes an Extended Term Letter of Credit; (iv) the currency in which payment is to be made under the Letter of Credit is Dollars or, with Issuing Bank’s consent, another currency in which Issuing Bank issues letters of credit; and (v) the form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank, provides for sight drafts only and does not contain any language that automatically increases the amount available to be drawn under the Letter of Credit.
     Net Amount — on any date of determination thereof, the face amount of Accounts of Borrowers on such date less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or sales, excise or other similar Taxes at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.
     Payment Account — one or more accounts maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.
     Permitted Mergers/Liquidations — any merger or consolidation of (i) a Borrower with any other Borrower (or any liquidation of a Borrower in which its assets are contributed to another Borrower), (ii) any Subsidiary of any Borrower with or into any Borrower (or any liquidation of any such Subsidiary in which its assets are contributed to a Borrower), and (iii) any Subsidiary of any Borrower with any Subsidiary of such Borrower or any other Borrower (or any liquidation of such Subsidiary in which its assets are contributed to another Subsidiary of such Borrower or any other Borrower); provided, that, in any such case described in clauses (i), (ii) and (iii) above, (a) the surviving Person in any such merger or consolidation shall be a Wholly Owned Subsidiary of Parent and

(b) in no event whatsoever shall any Dormant Subsidiary be a party to any such merger or consolidation or liquidation.
     Revolver Commitment — at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Revolver Commitment” on the signature pages of this Agreement or the principal amount set forth in the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement (including, without limitation, Section 2.2) or to give effect to any applicable Assignment and Acceptance; and “Revolver Commitments” means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which on any date shall be $60,000,000 as increased from time to time pursuant to Section 2.2.
     Stemco Pledge Agreement — the Amended and Restated Pledge Agreement dated as of January 1, 2010, executed by Coltec in favor of Garlock Sealing (as successor by merger to Stemco LP (DE)), pursuant to which Coltec grants Garlock Sealing a Lien in the equity interests Coltec owns of both Stemco Holdings and Stemco LP (TX).
     Stemco Subordinated Note — the amended and restated subordinated promissory note dated as of January 1, 2010, made by Stemco LP (TX) and payable to the order of Garlock Sealing (as successor by merger to Stemco LP (DE)) in the original principal amount of $153,865,000.
     Stemco Subordination Agreement — the Amended and Restated Subordination Agreement dated as of April 26, 2006, between Stemco LP (DE) and Agent, subordinating the Debt evidenced by the Stemco Subordinated Note and the Cole/Stemco Subordinated Guaranty to the Obligations and the Lien granted to Stemco LP (DE) pursuant to the Stemco Pledge Agreement to Agent’s Liens.
     (b) By deleting the definitions of “Aggregate Availability,” “Excess Collateral Amount,” “Excess Collateral Providers,” “Excess Collateral Providers Accounts and Inventory Borrowing Base,” “Excess Collateral Providers Borrowing Base,” “Excess Collateral Providers Inventory Formula Amount,” “Garlock Sealing Accounts and Inventory Borrowing Base,” “Garlock Sealing Borrowing Base,” “Garlock Sealing Inventory Formula Amount” and “Permitted Excess Collateral Provider Loans,” set forth in Section 1.1 of the Loan Agreement.
     (c) By deleting the reference to “and ‘Excess Collateral Provider’” set forth in clause (ii)(c)(I) of the definition of “Permitted Acquisitions” set forth in Section 1.1 of the Loan Agreement.
     (d) By deleting the reference to “, provided such Coltec/Stemco Subordinated Guaranty is subordinated to the Obligations pursuant to the Garlock Sealing Subordination Agreement” set forth in clause (ix) of the definition of “Permitted Contingent Obligations” set forth in Section 1.1 of the Loan Agreement.
     (e) By adding the following new sentence to the end of the definition of “Subsidiary” set forth in Section 1.1 of the Loan Agreement:

Notwithstanding anything herein to the contrary, neither Garlock Sealing, Garrison, nor The Anchor Packing Company, a North Carolina corporation, shall be deemed to be a “Subsidiary.”
     (f) By deleting each reference to “Aggregate Availability” set forth in the Loan Agreement, and by substituting in lieu thereof, in each case, a reference to “Availability.”
     (g) By adding the following new definitions of “Intercompany Services Agreements”, “Inventory Formula Amount” and “Tax Sharing Agreement” to Section 1.1 of the Loan Agreement, in proper alphabetical sequence:
     Intercompany Services Agreements – the collective reference to the Intercompany Services Agreement dated as of June 1, 2010, among Parent, Coltec and Garlock Sealing, and the Intercompany Services Agreement dated as of June 1, 2010, among Parent, Coltec and Garrison.
     Inventory Formula Amount — on any date of determination (i) prior to the delivery to Agent of the first Orderly Liquidation Value Appraisal and Agent’s approval thereof, an amount equal to 50% of the Value of Eligible Inventory of Borrowers on such date, and (ii) on or after the delivery to Agent of the first Orderly Liquidation Value Appraisal and Agent’s approval thereof, an amount equal to the lesser of (a) 65% of the Value of Eligible Inventory of Borrowers on such date or (b) 85% of the product obtained by multiplying the Value of Eligible Inventory of Borrowers on such date by the Net Orderly Liquidation Value Percentage.
     Tax Sharing Agreement – the Tax Sharing Agreement dated as of June 1, 2010, among Parent and certain of its subsidiaries.
     (h) By deleting Section 2.1.1 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 2.1.1:
     2.1.1 Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the Closing Date through the Business Day before the last day of the Term, not to exceed in aggregate principal amount outstanding at any time such Lender’s Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to honor any request for a Revolver Loan on or after the Commitment Termination Date or any request for a Revolver Loan that would exceed Availability. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for BofA with respect to Swingline Loans). The Revolver Loans shall bear interest as set forth in Section 3.1. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.
     (i) By deleting Section 2.1.2 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 2.1.2:

     2.1.2 Out-of-Formula Loans. If the unpaid balance of Revolver Loans allocated to Borrowers at any time should exceed Availability at such time (in such case, an “Out-of-Formula Condition”), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing in their discretion to make Out-of-Formula Loans or are required to do so by Section 13.9.4, such Out-of-Formula Loans shall be due and payable as provided in Section 5.2.1(iii) and shall bear interest as provided in Section 3.1.5.
     (j) By deleting the reference to “$10,000,000” set forth in Section 2.1.4 of the Loan Agreement, and by substituting in lieu thereof a reference to “$8,000,000.”
     (k) By deleting the reference to “$100,000,000” set forth in Section 2.2.1 of the Loan Agreement, and by substituting in lieu thereof a reference to “$85,000,000.”
     (l) By deleting Section 3.2.2 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 3.2.2:
     3.2.2 Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee equal to 0.50% per annum of the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Revolver Commitments, such fee to be paid monthly, in arrears, on the first day of each month; but if the Commitment Termination Date shall occur on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the Commitment Termination Date.
     (m) By deleting the reference to “(i.e. Garlock Sealing or the Excess Collateral Providers)” set forth in clause (i) of Section 4.1.1 of the Loan Agreement, so that, as amended hereby, clause (i) of Section 4.1.1 of the Loan Agreement shall read in its entirety as follows:
     (i) Whenever Borrowers desire to make a Borrowing under Section 2.1 (other than a Borrowing resulting from a conversion or continuation pursuant to Section 3.1.2), Borrowers shall give Agent notice of such Borrowing request in form satisfactory to Agent (a “Notice of Borrowing”). Such Notice of Borrowing shall be given by Borrower Representative at the office designated by Agent from time to time (a) no later than 12:00 noon on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) no later than 1:00 p.m. at least 3 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after such times shall be deemed received on the next Business Day. The Revolver Loans made by each Lender on the Closing Date, if any, shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (I) the principal amount of the Borrowing, (II) the date of Borrowing (which shall be a Business Day), (III) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (IV) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (V) the account to which the proceeds of such Borrowing are to be disbursed.

     (n) By deleting clause (ii) of Section 4.1.3 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new clause (ii):
     (ii) Between Settlement Dates, Agent may request BofA to advance, and BofA may, but shall in no event be obligated to, advance to Borrowers out of BofA’s own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by BofA being referred to as a “Swingline Loan”); provided, that if BofA fails to advance all such funds, the Lenders shall not be relieved of their obligation to fund Revolver Loans in accordance with the terms of this Agreement. Each Swingline Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to BofA solely for its own account. The obligation of Borrowers to repay such Swingline Loans to BofA shall be evidenced by the records of BofA and need not be evidenced by any promissory note. Unless a funding is required by all Lenders pursuant to Sections 2.1.4 or 13.9.4, Agent shall not request BofA to make any Swingline Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 11 will not be satisfied on the requested funding date for the applicable Borrowing and Agent has made a determination (without any liability to any Person) that such condition precedent will not be satisfied, or (B) the requested Borrowing would exceed the amount of Availability on the funding date. BofA shall not be required to determine whether the applicable conditions precedent set forth in Section 11 have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its discretion, any Swingline Loan. Agent shall notify the Lenders of the outstanding balance of Swingline Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than BofA) shall deposit with Agent an amount equal to its Pro Rata share of the outstanding amount of Swingline Loans in immediately available funds not later than 2:00 p.m. on such Settlement Date. Each Lender’s obligation to make such deposit with Agent shall be absolute and unconditional, without defense, offset, counterclaim or other defense, and without regard to whether any of the conditions precedent set forth in Section 11 are satisfied, any Out-of-Formula Condition exists or the Commitment Termination Date has occurred. If, as the result of the commencement by or against Borrowers of any Insolvency Proceeding or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender (other than BofA) shall be deemed to have purchased a participating interest in any unpaid Swingline Loan in an amount equal to such Lender’s Pro Rata share of such Swingline Loan and shall transfer to BofA, in immediately available funds not later than the second Business Day after BofA’s request therefor, the amount of such Lender’s participation. The proceeds of Swingline Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 2.1.3. If any amounts received by BofA in respect of any Swingline Loans are later required to be returned or repaid by BofA to Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, on demand by BofA with notice to Agent, pay to Agent for the account of BofA, an amount equal to each other Lender’s Pro Rata share of all such amounts required to be returned or repaid.

     (o) By deleting the reference to “In addition to the separate accounts to be maintained for the Loans and Obligations of Garlock Sealing and the Loans and Obligations of the Excess Collateral Providers pursuant to Section 5.7,” set forth in Section 4.4 of the Loan Agreement, so that, as amended hereby, Section 4.4 of the Loan Agreement shall read in its entirety as follows:
     4.4 Borrower Representative. Each Borrower hereby irrevocably appoints Coltec, and Coltec agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, “Borrower Representative”), including requesting Borrowings, submitting LC Requests, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, LC Request, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Representative, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, Notice of Conversion Continuation, LC Request, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected, provided that the provisions of this Section 4.4 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder. Agent may maintain a single Loan Account in the name of “Coltec” or “EnPro” hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations.
     (p) By deleting the reference to “; provided, that, unless an Event of Default exists (i) all payments received from each Dominion Account of Garlock Sealing shall be applied first to the Obligations relating to the Aggregate Revolver Outstandings of Garlock Sealing and (ii) all payments received from each Dominion Account of an Excess Collateral Provider shall be applied first to the Obligations relating to the Aggregate Revolver Outstandings of the Excess Collateral Providers” set forth in Section 5.1 of the Loan Agreement.
     (q) By deleting the reference to “, provided that separate Loan Accounts shall be maintained for Garlock Sealing and for the Excess Collateral Providers” set forth in Section 5.7.1 of the Loan Agreement, so that, as amended hereby, Section 5.7.1 of the Loan Agreement shall read in its entirety as follows:
     5.7.1 Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing hereunder to such Lender.

     (r) By deleting the sentence “The Register shall maintain separate accounts for the Loans and Obligations of Garlock Sealing and the Loans and Obligations of the Excess Collateral Providers” set forth in Section 5.7.2.
     (s) By deleting Section 8.5 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 8.5:
     8.5 Borrowing Base Certificates. At any time that (i) Availability is greater than $20,000,000, Borrowers shall deliver to Agent and each Lender a Borrowing Base Certificate on or before the fifteenth (15th) day following each fiscal month end, prepared as of the close of business on the last day of the previous fiscal month, or (ii) Availability is equal to or less than $20,000,000, Borrowers shall deliver to Agent and each Lender a Borrowing Base Certificate on or before the fourth (4th) Business Day of each week, prepared as of the close of business on the last Business Day of the previous week. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its Credit Judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base or Availability on any date be deemed to exceed the amount of the Borrowing Base or Availability shown on the Borrowing Base Certificate last received by Agent prior to such date, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by Agent as herein authorized.
     (t) By deleting Section 9.1.11 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 9.1.11:
     9.1.11. Solvent Financial Condition. Each Obligor is now Solvent and, after giving effect to the Loans to be made hereunder, the LC Obligations to be incurred in connection herewith and the consummation of the other transactions described in the Loan Documents, will be Solvent.
     (u) By deleting existing clause (iii) of Section 10.2.2 of the Loan Agreement, and by re-designating existing clause (iv) as new clause (iii) thereof.
     (v) By deleting clauses (vii) and (viii) of Section 10.2.3 of the Loan Agreement, and by substituting in lieu thereof the following new clauses (vii) and (viii):
     (vii) Debt from any Obligor to any other Obligor in connection with the ordinary course operation of the Obligors’ cash management system;
     (viii) Debt from any Borrower to any other Borrower (provided that such Debt is subordinated to the Obligations pursuant to the terms of the Intercompany Subordination Agreements);
     (w) By deleting existing clause (ix) of Section 10.2.3 of the Loan Agreement, and by re-designating existing clauses (x) through (xiii) as new clauses (ix) through (xii).

     (x) By deleting Section 10.2.4 of the Loan Agreement, and by substituting in lieu thereof the following new Section 10.2.4:
     10.2.4 Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate, except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to such Obligor or its Subsidiaries; (iii) payment of customary directors’ fees and indemnities; (iv) transactions expressly permitted by the terms of Sections 10.2.1, 10.2.2, 10.2.3, 10.2.5, 10.2.6, 10.2.7, 10.2.8, 10.2.9, 10.2.11 and 10.2.15; (v) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date; (vi) transactions contemplated by the Intercompany Services Agreements and the Tax Sharing Agreement; and (vii) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms that are no less favorable to such Obligor or such Subsidiary than such Obligor or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate or stockholder of such Obligor or such Subsidiary.
     (y) By deleting Section 10.2.12 of the Loan Agreement, and by substituting in lieu thereof the following new Section 10.2.12:
     10.2.12 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary, Garlock Sealing, Garrison or The Anchor Packing Company, a North Carolina corporation.
     (z) By deleting Section 12.1.9 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 12.1.9:
     12.1.9 Solvency. Any Obligor shall cease to be Solvent.
     (aa) By deleting clauses (iv)(4) and (iv)(5) of Section 13.9.1 of the Loan Agreement, and by substituting in lieu thereof the following new clauses (iv)(4) and (iv)(5):
(4) amend the definition of “Borrowing Base,” “Eligible Accounts,” “Eligible Inventory,” or “Inventory Formula Amount”; (5) increase any of the percentages set forth in the definitions of “Borrowing Base” or “Inventory Formula Amount”;
     (bb) All references to “V. W. Kaiser Engineering, Incorporated, a Michigan corporation” in the Loan Agreement and other Loan Documents shall mean and be deemed references to “Stemco Kaiser Incorporated, a Michigan corporation (and the legal entity formerly known as V. W. Kaiser Engineering, Incorporated, a Michigan corporation).”
     (cc) Any and all references to “Borrower” or “Borrowers” in the Loan Agreement or any other Loan Documents shall be deemed to include, without limitation, “Stemco Kaiser Incorporated, a Michigan corporation (and the legal entity formerly known as V. W. Kaiser Engineering, Incorporated, a Michigan corporation).”
     8. Limited Waiver of Default. Agent and each Lender hereby waives any Default or Event of Default in existence on or after the date hereof existing or arising solely as a result of the commencement of an Insolvency Proceeding by Garlock Sealing, Garrison or Anchor, including, without limitation, due to any default or event of default under any intercompany Debt of Garlock Sealing, Garrison or Anchor resulting from the commencement of such Insolvency Proceeding (the “Designated Default”) and Agent and each Lender agree that the 524(g) Proceeding shall not constitute a Material Adverse Effect. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Default or (b) Borrowers’ obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrowers hereby agree that they shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.
     9. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents.
     10. Acknowledgments and Stipulations. Each Borrower and Guarantor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower or Guarantor that are enforceable against such Borrower or Guarantor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower or Guarantor); and the security interests and Liens granted by such Borrower or Guarantor in favor of Agent, for the benefit of itself and the Lenders, are duly perfected, first priority security interests and Liens (except with respect to those Permitted Liens that are permitted to have priority pursuant to the Loan Documents); provided, that, no representation or warranty is made by any Obligor as to the perfection of Agent’s Lien in (i) the Insurance Receivables Rights except with respect to the Insurance Receivables Rights arising out of any Asbestos Insurance Policies provided by North River Insurance Company, or (ii) any Pledged Collateral (as defined in any Pledge Agreement) under foreign law.
     11. Representations and Warranties. Each Borrower and Guarantor represents and warrants to Agent and the Lenders, to induce Agent and the Lenders to enter into this Amendment, that, after giving effect to the consents and waivers set forth in this Amendment, no Event of Default exists on the date hereof, and all of the representations and warranties made by such Borrower or Guarantor in the Loan Agreement are true and correct on and as of the date hereof; and the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower or Guarantor and this Amendment has been duly executed and delivered by such Borrower or Guarantor.
     12. Reference to Loan Agreement and other Loan Documents. Upon the Effective Date, each reference in the Loan Agreement or any other Loan Document to “this Amendment,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement or such other Loan Document, as amended, modified and supplemented by this Amendment.
     13. Breach of Amendment. This Amendment shall be part of the Loan Agreement and each of the other Loan Documents and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
     14. Conditions Precedent. The effectiveness of Agent’s and each Lender’s consent to the Requests set forth in Section 2 of this Amendment, Agent’s and each Lender’s consent to the Letter of Credit Rollover Request set forth in Section 5 of this Amendment, and the amendments set forth in

Section 7 of this Amendment (other than the amendments set forth in Sections 7(bb) and 7(cc) of this Amendment) are subject to the satisfaction of each of the following conditions precedent, on or before June 20, 2010, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent (the date of satisfaction or waiver of all of the following conditions being referred to as the “Effective Date”):
     (a) Agent shall have received a certificate from each Borrower certifying that no Default or Event of Default exists at the time of, or immediately after giving effect to, this Amendment;
     (b) Agent shall have received a counterpart of this Amendment duly executed and delivered by a duly authorized officer of Garlock Sealing, Garrison, Garlock International, Garlock Overseas, each Borrower, each Guarantor, and each Lender;
     (c) The 524(g) Proceeding shall have been commenced;
     (d) The Chapter 11 Borrowers and the DIP Lender shall have entered into DIP Loan Agreement, on terms mutually acceptable to the parties, to establish the DIP Credit Facility, subject to the approval of the Bankruptcy Court;
     (e) The Bankruptcy Court shall have entered an interim financing order, in form and substance satisfactory to the DIP Lender in the DIP Lender’s sole and absolute discretion (the “Interim DIP Financing Order”), (i) approving, among other things, the DIP Loan Agreement and the DIP Credit Facility created thereunder, (ii) granting Liens in favor of the DIP Lender, as security for the Excluded Obligations under the DIP Credit Facility and all other obligations of the Chapter 11 Borrowers under the DIP Credit Facility, including all Banking Relationship Debt of Garlock Sealing and Garrison to the DIP Lender and its Affiliates thereafter arising, upon the same types and items of Property of Garlock Sealing, Garrison and Anchor as were granted pursuant to the Loan Documents and (iii) authorizing the Letter of Credit Rollover;
     (f) The Bankruptcy Court shall have entered an order, in form and substance satisfactory to the DIP Lender, authorizing the continuation and maintenance of, during the pendency of the 524(g) Proceeding, the cash management system currently in place;
     (g) All “first day orders” that, in Agent’s reasonable judgment, may have an impact upon the DIP Credit Facility or collateral security therefor shall be in form and substance satisfactory to the DIP Lender;
     (h) Agent shall have received the amendment fee and all other fees and expenses referenced in Section 17 of this Amendment; and
     (i) As of the date that each of the foregoing conditions precedent have been satisfied, the Interim DIP Financing Order shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the DIP Lender.
     15. Conditions Precedent for Kaiser Name Change. The effectiveness of Agent’s and each Lender’s consent to the Kaiser Name Change set forth in Section 6 of this Amendment and to the amendments set forth in Sections 7(bb) and 7(cc) of this Amendment is subject to the satisfaction of each of the following conditions precedent, on or before July 31, 2010, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
     (a) Agent shall have received duly executed amendments to the Pledge Agreement whereby Coltec shall pledge in favor of Agent all of the issued and outstanding Equity Interests of Stemco Kaiser, to the extent the existing Equity Interests are reissued;
     (b) Agent shall have received the forms of the Kaiser Name Change Documents that will be recorded with the Michigan Secretary of State; and
     (c) Agent shall have received Uniform Commercial Code, judgment, federal and state tax lien searches which reflect that, prior to, the transactions contemplated by this Amendment and the other Loan Documents, Agent has a first priority security interest in the Collateral of Kaiser and Stemco Kaiser (except as otherwise permitted by the Loan Agreement).
     16. Additional Covenants. To induce Agent and the Lenders to enter into this Amendment, Borrowers hereby further covenant and agree that Borrowers shall deliver to Agent the following, each in form and substance satisfactory to Agent:
     (a) Immediately after giving effect to the Kaiser Name Change:
     (i) (A) Copies of all filing receipts or acknowledgments issued by the Michigan Secretary of State evidencing any filing or recordation necessary to continue the perfection of the Liens of Agent in the Collateral of Stemco Kaiser after giving effect to the Kaiser Name Change and evidence in form satisfactory to Agent that such Liens constitute valid and perfected Liens, and (B) all other documentation required by Agent in order to perfect, or maintain and continue the perfection of, Agent’s Liens on the assets of Stemco Kaiser without interruption or release of any kind; and
     (ii) A favorable, written opinion of Obligors’ legal counsel covering, among other things, the perfection of Agent’s security interests in and Liens upon the Collateral of Stemco Kaiser and such other matters as Agent may reasonably require;
     (b) Within one (1) Business Day after the effective date of the Kaiser Name Change, lien search results that confirm that there are no Liens upon any Collateral of Stemco Kaiser following the Kaiser Name Change, except for Permitted Liens;
     (c) Within ten (10) Business Days after the effective date of the Kaiser Name Change:
     (i) A duly executed original counterpart of the Acknowledgement and Reaffirmation by Stemco Kaiser in the form attached to this Amendment as Exhibit A;

     (ii) Copies of (A) the Kaiser Name Change Documents filed by Kaiser and certified by the Michigan Secretary of State and (B) a good standing certificate for Stemco Kaiser, issued by the Secretary of State or other appropriate official of Stemco Kaiser’s jurisdiction of incorporation; and
     (iii) An incumbency certificate identifying each officer of Stemco Kaiser who is authorized on behalf of Stemco Kaiser to sign Loan Documents or any certificate or document in connection therewith, with specimen signatures of each such officer, shall have been duly executed and delivered to Agent.
     17. Amendment Fee; Expenses of Agent. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment, Borrowers hereby jointly and severally agree to pay to Agent, for the Pro Rata benefit of Lenders that are signatories to this Amendment, a nonrefundable amendment fee in the amount of $300,000 in immediately available funds on the date hereof which shall be fully earned on such date, and Borrowers irrevocably authorize Agent to make a Revolver Loan to Borrowers in the amount of such amendment fee and to disburse the proceeds of such Revolver Loan directly to itself in payment of such amendment fee. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
     18. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of North Carolina.
     19. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     20. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the other Loan Documents as herein modified shall continue in full force and effect.
     21. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic (PDF) transmission shall be deemed to be an original signature hereto.
     22. Further Assurances. Each Borrower and Guarantor agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
     23. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

     24. Release of Claims. To induce Agent and the Lenders to enter into this Amendment, each Borrower and Guarantor hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower or Guarantor now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents. Each Borrower and Guarantor represents and warrants to Agent and each Lender that such Borrower or Guarantor has not transferred or assigned to any Person any claim that such Borrower or Guarantor ever had or claimed to have against Agent or any Lender.
     25. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

COLTEC INDUSTRIES INC

By:	/s/ Orville Lunking

Name:	Orville Lunking
Title:	Treasurer

COLTEC INDUSTRIAL PRODUCTS LLC

By:	/s/ Orville Lunking

Name:	Orville Lunking
Title:	Treasurer

GARLOCK SEALING TECHNOLOGIES LLC

By:	/s/ Donald G. Pomeroy

Name:	Donald G. Pomeroy
Title:	Vice President and Chief Financial Officer

GGB LLC

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Vice President

CORROSION CONTROL CORPORATION

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Vice President

STEMCO LP

By:	/s/ Robert P. McKinney

Name:	Robert P. McKinney
Title:	Vice President and Secretary

V. W. KAISER ENGINEERING, INCORPORATED

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Vice President
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Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents

GUARANTORS:

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Senior Vice President, General Counsel and Secretary

QFM SALES AND SERVICES, INC.

By:	/s/ Robert P. McKinney

Name:	Robert P. McKinney
Title:	President and Secretary

COLTEC INTERNATIONAL SERVICES CO.

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	President

GARRISON LITIGATION MANAGEMENT GROUP, LTD

By:	/s/ Christopher Drake

Name:	Christopher Drake
Title:	Vice President and Secretary

GGB, INC.

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Vice President

GARLOCK INTERNATIONAL INC.

By:	/s/ John R. Mayo

Name:	John R. Mayo
Title:	Vice President and Secretary
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Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents

GARLOCK OVERSEAS CORPORATION

By:	/s/ John R. Mayo

Name:	John R. Mayo
Title:	Vice President and Secretary

STEMCO HOLDINGS, INC.

By:	/s/ Robert P. McKinney

Name:	Robert P. McKinney
Title:	Vice President

COMPRESSOR PRODUCTS HOLDINGS, INC.

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Vice President

COMPRESSOR SERVICES HOLDINGS, INC.

By:	/s/ Richard L. Magee

Name:	Richard L. Magee
Title:	Vice President
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Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents

Accepted and agreed to in Atlanta Georgia:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Andrew A. Doherty

Name:	Andrew A. Doherty
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Andrew A. Doherty

Name:	Andrew A. Doherty
Title:	Senior Vice President
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Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents

SUNTRUST BANK, as a Lender

By:	/s/ Angela Leake

Name:	Angela Leake
Title:	Vice President
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Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Karen Kneeland

Name:	Karen Kneeland
Title:	Associate
Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents

EXHIBIT A
ACKNOWLEDGMENT AND REAFFIRMATION
     Reference is made to that certain Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents dated June 4, 2010 (the “Fifth Amendment”), among the undersigned, certain affiliates of the undersigned, and Bank of America, N.A., a national banking association, in its capacity as collateral and administrative agent (together with its successors in such capacity, the “Agent”) for the Lenders. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Fifth Amendment.
     Stemco Kaiser Incorporated, a Michigan corporation (and the legal entity formerly known as V. W. Kaiser Engineering, Incorporated, a Michigan corporation), hereby ratifies the Fifth Amendment and acknowledges to and agrees with Agent that (i) it is and shall remain a Borrower under the Loan Agreement and the other Loan Documents, notwithstanding the Kaiser Name Change, (ii) nothing contained therein shall modify in any respect whatsoever its Obligations as a Borrower under the Loan Agreement and the other Loan Documents, which Obligations are and shall remain in full force and effect, after giving effect to the Kaiser Name Change, and (iii) its assets remain subject to Agent’s Lien to secure repayment of the Obligations.
     IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Reaffirmation to be executed, after giving effect to the Kaiser Name Change, as of                     , 2010.

STEMCO KAISER INCORPORATED

By:
Name:
Title: